EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Gain Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	744,026	$2.445	$1,819,180.77	0.00014760	$268.51
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of Pre-funded Warrants (3)	Rule 457(c)	1,756,062	$2.445	$4,763,318.18	0.00014760	703.07
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of Warrants (4)	Rule 457(c)	2,500,088	$2.445	$4,293,659.39	0.00014760	633.74
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							$1,605.32
	Total Fees Previously Paid							$0
	Net Fee Due							$1,605.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional common stock, par value $0.0001 per share (the “Common Stock”) of Gain Therapeutics, Inc. (the “Registrant”) as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of the average of the high $2.55 and low $2.34 reported sales prices of the Registrant’s Common Stock on the Nasdaq Stock Market LLC on December 18, 2023, which date is within five (5) business days of the filing of the registration statement by the Registrant for the registration of the securities listed in the table above.
(3)	Represents shares of Common Stock issuable upon the exercise of Pre-Funded Warrants to purchase Common Stock at a nominal exercise price of $0.0001 per share, subject to adjustment in accordance with the terms of the Pre-Funded Warrant issued by the Registrant on November 23, 2023.
(4)	Represents shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock at an exercise price of $2.75 per share issued by the Registrant on November 23, 2023.